Exhibit 10.20.4



                                         After recording return to:
                                         Edwin A. Tate, Esq.
                                         Seacrest,  Karesh, Tate & Bicknese, LLP
                                         56 Perimeter Center East, Suite 450
                                         Atlanta, GA  30346

STATE OF GEORGIA

COUNTY OF DEKALB

                               DEED TO SECURE DEBT

         THIS DEED TO SECURE DEBT, made this the 28th day of June in the Year of our Lord Two Thousand One, between Roberts Properties Residential, L.P., a Georgia limited partnership ("Grantor"), and Bank of North Georgia, 8025 Westside Parkway, Alpharetta, Georgia 30004 ("Grantee") of the State of Georgia and County of Fulton, (the terms Grantor and Grantee to include their respective heirs, successors and assigns where the context requires or permits),

         WITNESSETH THAT: Grantor, for the consideration hereinafter set forth, in hand paid at and before the sealing and delivery of these presents, the receipt and sufficiency of which being hereby acknowledged by Grantor, has granted, bargained, sold, aliened, conveyed and confirmed, and by these presents does hereby grant, bargain, sell, alien, convey and confirm unto Grantee, the following described real property, hereinafter referred to as the "property," to wit:

                  All that tract or parcel of land lying and being in Land Lots 25 and 26 of the 17th District, Fulton County, Georgia, and being more particularly described on Exhibit "A" attached hereto and made a part hereof.

         TO HAVE AND TO HOLD the property with all and singular the rights, members and appurtenances thereto appertaining to the only proper use, benefit and behoof of Grantee, in fee simple; and Grantor will warrant and forever defend the right and title to the property unto Grantee against the claims of all persons whomsoever, except as to these matters set forth on Exhibit "B" attached hereto and made a part hereof.

         This conveyance is made under the existing Code of the State of Georgia pertaining to conveyances to secure a debt, and is not a mortgage, and upon payment of the indebtedness secured hereby, this deed shall be canceled and surrendered pursuant thereto. The indebtedness secured hereby , together with interest thereon, is evidenced by that certain Promissory Note (hereinafter referred to as the "Note" and to which Note reference is hereby made for all purposes) dated of even date herewith, made by Grantor, payable to the order of Grantee in the principal face amount of Five Million Two Hundred Eighty Thousand and No/100 ($5,280,000.00) Dollars with the final payment being due on May 28, 2004; together with any and all modifications, renewals and/or extensions of the indebtedness evidenced by the Note and any and all other indebtedness now due by Grantor to Grantee or hereafter incurred by Grantor, whether directly or indirectly as principal, endorser, guarantor or otherwise.

         As further security for the payment of the indebtedness secured hereby, Grantor hereby sells, assigns, sets over and transfers to Grantee all of the rent which shall hereafter become due or be paid for the use of the property, reserving only the right to Grantor to collect the rent so long as there is no default which is not cured within the applicable cure period in the obligations of Grantor under this deed or in payment of the indebtedness secured hereby. In the event of such default, Grantee may enter upon the property and collect the rent therefrom and Grantee is hereby constituted and appointed as Grantor's agent and attorney-in-fact to collect such rent by any appropriate proceedings, and Grantee may direct tenants of the property, as agent for Grantor, to pay rent to Grantee. Grantee shall be authorized to deduct and pay from rent so collected, if any, actual costs of collection including actual attorney's fees plus reasonable real estate commission or fees to a rental or real estate agent or agents, the net amount of such rent following such deductions, however, to be applied toward payment, or reimbursement to Grantee for payment, of the indebtedness secured hereby , the application thereof to be toward portions of the indebtedness designated by Grantee in Grantee's discretion.

         Grantor hereby covenants, for so long as the indebtedness secured hereby, or any part thereof, shall remain unpaid, to keep the property in as good condition as now exists, natural wear and tear excepted, and also not to demolish, destroy or remove any permanent structure now or hereafter existing thereon or make any alteration thereto which would constitute a structural change without the express prior written consent of Grantee provided, however, the foregoing shall not relate to the construction activities to be performed by Grantor on the property; to pay all real property ad valorem taxes and assessments that may be liens upon the property, as they become due; and to keep the property and improvements thereon insured by an insurance company or companies acceptable to Grantee against loss by fire or other hazards, plus general public liability insurance, as may, from time to time, be reasonably required by Grantee in amounts of no less than shall be designated by Grantee, with loss, if any, payable to Grantee, and shall deliver copies of the policies of insurance to Grantee; and that any such tax, assessment or premium of insurance not paid when due by Grantor, may be paid by Grantee and any amount so paid shall bear interest from the time of payment at the note rate, and shall, with such interest, be covered by the security of this deed. Should Grantee receive any money for damages covered by such insurance, such money shall be paid over, either in full or in part, in accordance with the disbursement procedures contained in that certain Construction


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

Loan Agreement between Grantor and Grantee of even date herewith, to Grantor to enable Grantor to repair or replace improvements without affecting the lien and priority of this deed for the full amount secured hereby before such damage or such payment occurred.

         Time being of the essence of this contract, Grantee, after notice to Grantor, and failure to cure by Grantor any monetary default under the Note or this deed within ten (10) days, or any nonmonetary default under the Note or this deed within thirty (30) days, of such notice, subject to the following sentence, shall have the right to accelerate the maturity of the indebtedness secured hereby, by declaring the entire indebtedness to be in default and immediately due and payable. In the event Borrower's cure of any nonmonetary default under the Note or this deed cannot be completed or achieved within thirty (30) days of receipt of Grantee's notice thereof, Grantor shall have an additional sixty (60) days to cure same, provided Grantor, in Grantee's reasonable opinion, is diligently pursuing said cure.

         CROSS DEFAULT CLAUSE: Grantor agrees that any default under any note and failure to cure said default by Grantor shall constitute a default under this deed as well as under all other deeds to secure debt or security agreements executed by Grantor in favor of Grantee. Failure of Grantor to pay as when due and payable any amounts owed by Grantor to Grantee under any note, contract, obligation, guaranty or account and the failure to observe any term, covenant, condition or agreement in any other document between Grantor and Grantee in favor of Grantee shall constitute a default under this deed as well as under all other deeds to secure debt or security agreements executed by Grantor in favor of Grantee.

         CROSS COLLATERALIZATION CLAUSE: Grantor agrees that, in the event that this deed is foreclosed, and the proceeds of such foreclosure exceed the primary indebtedness secured thereby, the excess proceeds shall be retained by Grantee and applied to any other outstanding indebtedness secured by any other deed to secure debt, security deed, or security agreement by Grantor in favor of Grantee. Grantee shall be entitled to retain all proceeds of any foreclosure sale until all indebtedness secured by this deed and any other deed to secure debt, security deed or security agreement by Grantor in favor of Grantee shall have been paid in full.

         In the event of default in the payment of the indebtedness secured hereby which is not cured within the applicable cure period therefor, either in due course or by acceleration as hereby provided, or in the event of default in the performance of any of the other obligations required of the Grantor by the terms of this deed which is not cured within the applicable cure period therefor, Grantee shall be entitled to have a receiver appointed for the property, in connection with or as part of any proceeding to foreclose this deed or to enforce any of its terms or the collection of all or any part of the indebtedness, and Grantor agrees to the appointment of such receiver without regard to the value of the property or to proof of insolvency or other statutory grounds, and hereby appoints Grantee as its attorney-in-fact with authority to consent for Grantor to the appointment of such receiver.

         The title, interest, rights and powers granted herein by Grantor to Grantee, and in particular the power of sale herein granted, shall inure to the benefit of any party to whom or to which Grantee

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

may assign the indebtedness secured hereby or convey the property, as well as to the heirs, successors, assigns and legal representatives of Grantee.

         In case the indebtedness secured hereby or any part thereof shall not be paid when it becomes due by maturity or in due course which failure to pay is not cured within the applicable cure period, or by reason of any other default as herein provided which is not cured within the applicable cure period therefor, Grantor hereby grants to Grantee the following irrevocable power of attorney: to sell all or any part of the property at auction, at the usual place for conducting sales at the Courthouse in the County where the property or any part thereof lies, in the State of Georgia, to the highest bidder for cash, after advertising the time, terms and place of such sale once a week for four weeks immediately preceding such sale (but without regard to the number of days) in a newspaper published in the County where the property or any part thereof lies, or in the paper in which the Sheriff's advertisements for such County are published, all other notice except as otherwise provided herein, being hereby waived by Grantor, and Grantee or any person on behalf of Grantee may bid and purchase at such sale and thereupon execute and deliver to the purchaser or purchasers at such sale a sufficient conveyance of the property in fee simple, which conveyance shall contain recitals as to the happenings of the default upon which the execution of the power of sale herein granted depends, and Grantor hereby constitutes and appoints Grantee the agent and attorney-in-fact of Grantor to make such recitals, and hereby covenants and agrees that the recitals so to be made by Grantee shall be binding and conclusive upon Grantor, and that the conveyance to be made by Grantee shall be effectual to bar all equity of redemption of Grantor in and to the property, and Grantee shall collect the proceeds of such sale, and after reserving therefrom the entire amount of principal and interest due, together with the amount of any taxes, assessments and premiums of insurance or other payments theretofore paid by Grantee, with interest thereon from date of payment at the note rate, together with all costs and expenses of sale and the actual amount of Grantee's attorney's fees, shall pay any over-plus to Grantor as provided by law.

         Grantor further covenants that in case of a sale as herein above provided, Grantor, or any person in possession under Grantor, shall then become and be tenants holding over and shall forthwith deliver possessions to the purchaser at such sale, or be summarily dispossessed in accordance with the provisions of law applicable to tenants holding over.

         Grantor further covenants that it will not place any additional indebtedness on the property, nor will it allow any inferior deeds to secure debt to be recorded of record without Grantee's prior written consent, and breach of the foregoing covenant shall constitute an additional event of default.

         If all or any part of the property or any interest in it is sold or transferred, without the prior written consent of Bank, except to Roberts Realty Investors, Inc. or a Permitted Transferee (as hereinafter defined), Grantor may, at its option, require immediate payment in full of all sums secured by this deed. However, this option shall not be exercised by Grantee if exercise is prohibited by federal law as of the date of this deed. If Grantee exercises this option, Grantee shall give Grantor notice of acceleration. The notice shall provide a period of not less than thirty (30) days from the date the notice is delivered or mailed within which Grantor must pay all sums secured by this deed.


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

If Grantor fails to pay these sums prior to the expiration of this period, Grantee may invoke any remedies permitted by this deed without further notice or demand on Grantor. Any sale, transfer or conveyance to any person or entity, other than Roberts Realty Investors, Inc. or an entity whose shares of stock or limited partnership units are publicly traded, shall be conditioned upon Grantee's receipt of an unlimited personal guaranty of Charles S. Roberts of such transferee's obligations to Grantee pursuant to the Note and this deed. Grantor, or any successor or assignee of Grantor, shall not, without the prior written consent of Grantee, sell, transfer or convey all or any ownership interest in Grantor, or any successor or assignee of Grantor. Such restriction shall not apply to the sale or transfer of any publicly traded shares of stock or limited partnership units of Grantor, or any successors or assignee of Grantor. Such restriction shall further not apply to any sale, transfer or conveyance of any ownership interest in a Permitted Transferee, provided such sale, transfer or conveyance does not result in Charles S. Roberts owning less than a fifty-one (51%) percent controlling interest in such entity. For purposes of this Agreement, a Permitted Transferee shall be defined as any entity of which Charles S. Roberts owns at least fifty-one (51%) percent of the ownership interests.

         Notwithstanding anything contained herein to the contrary, if under any circumstances Grantor is required hereunder to pay any or all of Grantee's attorney's fees and expenses, Grantor shall be responsible for actual legal fees and out of pocket expenses incurred by Grantee at normal hourly rates for the work done. Grantor shall not be liable under any circumstances for any additional attorney's fees or expenses under O.C.G.A. ss. 13-1-11 or otherwise, and, to the extent Grantee may be permitted to charge or receive additional attorneys' fees or expenses under O.C.G.A. ss. 13-1-11, Grantee hereby waives such right.

         The power and agency hereby granted are coupled with an interest and are irrevocable by death or otherwise and are granted as cumulative to the remedies for collection of the indebtedness secured hereby as provided by law.

         This deed is to be construed in all respects and enforced according to the laws of the State of Georgia.

         EXCEPT AS MAY BE OTHERWISE EXPRESSLY STATED HEREIN, THIS DEED IS MADE, EXECUTED, SEALED AND DELIVERED BY GRANTOR AS A FIRST-IN-PRIORITY DEED TO SECURE DEBT ON THE PROPERTY. GRANTOR AND GRANTEE AGREE THAT GRANTEE SHALL BE SUBROGATED TO THE CLAIMS AND LIENS OF ALL PARTIES WHOSE CLAIMS OR LIENS AGAINST THE PROPERTY ARE DISCHARGED OR PAID WITH THE PROCEEDS OF THE LOAN SECURED HEREBY.


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


         IN WITNESS WHEREOF, Grantor has caused this instrument to be executed and sealed as of the day and year first above written.


Signed, sealed and delivered        GRANTOR:
in the presence of:

-------------------------------
Unofficial Witness                   ROBERTS PROPERTIES RESIDENTIAL, L.P.
                                     a Georgia limited partnership

                                     By: Roberts Realty Investors, Inc.,
-------------------------------        a Georgia corporation, as General Partner


Notary Public                            By:  /s/   Charles R. Elliott
My commission expires:                    ----------------------------------
                                          Charles R. Elliott, Chief Financial
This the 28th day of June, 2001.             Officer and Secretary/Treasurer
                                                      [CORPORATE SEAL]





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